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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the combined statements of operations, changes in group equity and cash flows of The Airways Group for the year ended March 31, 1995 included in this form 10-K, into the Company's previously filed registration Statement File No. 33-98566.



                              ARTHUR ANDERSEN LLP




Minneapolis, Minnesota,
June 28, 1997 Filing Date